EXHIBIT 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION INTRODUCTION

Following is the unaudited pro forma condensed combined statement of operations of Energy XXI Gulf Coast, Inc. (the “Company” or “EGC”) for the year ended June 30, 2014. The unaudited pro forma condensed combined financial statement of operations gives effect to the transactions described below (the “Transactions”) as if they occurred on July 1, 2013.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2014 has been adjusted to reflect the following items as though they had occurred on July 1, 2013: (i) the issuance of the Company’s 6.875% Senior Notes due 2024 (the “6.875% Senior Notes”) and the use of proceeds therefrom, (ii) our acquisition of all outstanding common stock of EPL Oil & Gas, Inc. (“EPL” and such transaction, the “EPL Acquisition”), (iii) use of cash on hand and $261 million of additional borrowings under the Company’s revolving credit facility to fund the remaining portion of the cash consideration and transaction expenses for the EPL Acquisition, (iv) our refinancing of the EPL revolving credit facility in connection with the EPL Acquisition and (v) certain acquisitions completed by EPL subsequent to July 1, 2013 described in greater detail in Note 1 to the unaudited pro forma condensed combined statement of operations (collectively, the “Other EPL GOM Transactions”).

The EPL historical information included in the unaudited pro forma condensed combined statement of operations for the eleven months and three day period ended June 3, 2014 was derived by adding EPL’s audited consolidated statement of operations for the twelve months ended December 31, 2013 to its audited consolidated statement of operations for the period from January 1, 2014 through June 3, 2014, and then subtracting its unaudited condensed consolidated statement of operations for the six months ended June 30, 2013.

The pro forma financial statement has been prepared using the acquisition method of accounting for business combinations under GAAP, with the Company treated as the acquirer. Under the acquisition method of accounting, we record all assets acquired and liabilities assumed at their respective acquisition-date fair values at the effective time of closing. The acquisition method of accounting is dependent upon certain valuations and other studies that have not been finalized. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial statements, and are subject to revision based on a final determination of fair value. Differences between these preliminary estimates and the final acquisition accounting may have a material impact on the accompanying pro forma financial statement and the combined company’s future results of operations and financial position.

The unaudited pro forma condensed combined statement of operations is provided for illustrative purposes only and is not intended to represent or be indicative of the results of operations or financial position of the combined company that would have been recorded had the merger or the Other EPL GOM Transactions been completed as of the date presented and should not be taken as representative of future results of operations or financial position of the combined company. The unaudited pro forma condensed combined financial statement does not reflect the impacts of any potential operational efficiencies, asset dispositions, cost savings or economies of scale that the combined company may achieve with respect to the combined operations.

The unaudited pro forma condensed combined statement of operations should be read in conjunction with our financial statement of operations and related notes included in our Current Reports on Form 8-K filed on August 27, 2013, May 8, 2014, May 12, 2014, and August 18, 2014 and EPL’s historical consolidated financial statements and accompanying notes contained in EPL’s Annual Report on Form 10-K for the year ended December 31, 2013, Transition Report on Form 10-K for the period from January 1, 2014 through June 3, 2014 and June 4, 2014 through June 30, 2014 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2014.

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Energy XXI Gulf Coast, Inc.

Pro Forma Condensed Combined Statement of Operations
For the Year Ended June 30, 2014
(Unaudited)
(in thousands)

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2014 reflects the following items as though they had occurred on July 1, 2013: (i) the issuance of the 6.875% Senior Notes and the use of proceeds therefrom, (ii) the Company’s acquisition of all outstanding EPL common stock, (iii) use of cash on hand and $261 million of additional borrowings under the Company’s revolving credit facility to fund the remaining portion of the cash consideration and transaction expenses for the EPL Acquisition, (iv) the Company’s refinancing of the EPL revolving credit facility in connection with the EPL Acquisition and (v) the Other EPL GOM Transactions.

			Adjustments
	EGC Historical Year Ended June 30, 2014	EPL Historical 11 Months and 3 Days Ended June 3, 2014	Other EPL GOM Transactions		EPL Acquisition Adjustments		Tax			Pro Forma Year Ended June 30, 2014
Revenue
Oil Sales	$1,091,223	$557,857	$25,946	(1)			$			$1,675,026
Natural Gas Sales	139,502	41,673	527	(1)						181,702
Other	—	3,472								3,472
Total Revenue	1,230,725	603,002	26,473		—			—		1,860,200
Costs and Expenses
Lease Operating	365,747	153,771	15,965	(1)						535,483
Transportation	23,532	3,700								27,232
Exploration Expenditures and Dry Hole Costs	—	44,331			(44,331	)(2)				—
Impairments	—	827			(827	)(2)				—
Depreciation, Depletion and Amortization	419,754	185,628			63,329	(3)				668,711
Accretion of Liability for Asset Retirement Obligations	30,183	27,872			(4,480	)(4)				53,575
General and Administrative.	85,320	65,070								150,390
Production and Other Taxes Not on Earnings	5,427	10,275								15,702
Gain on Sales of Assets	—	(1,825)			1,825	(2)				—
Loss on Derivative Instruments	5,704	74,760								80,464
Other	—	28,443								28,443
Total Costs and Expenses	935,667	592,852	15,965		15,516			—		1,560,000
Income from Operations	295,058	10,150	10,508		(15,516)			—		300,200
Other Income (Expenses)
Loss from Equity Method Investees	—	—								—
Interest Income	1,958	89								2,047
Interest Expense	(147,920)	(48,796)			(29,135	)(5)				(234,449)
					41,431	(6)
					(1,950	)(7)
					(48,079	)(8)		—
Total Other Expense	(145,962)	(48,707)	—		(37,733)					(232,402)
Income Before Income Taxes	149,096	(38,557)	10,508		(53,249)					67,798
Current Income Tax Expense	—	150								150
Deferred Income Tax Expense	(52,124)	2,109						14,959	(9)	(35,056)
Net Income	96,972	(36,298)	10,508		(53,249)			14,959		32,892
Net Income Available for Common Stockholders	$96,972	$(36,298)	$10,508		$(53,249)			$14,959		$32,892

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(1)	EPL completed the Other EPL GOM Transactions subsequent to July 1, 2013:

a.	On September 26, 2013, EPL acquired an asset package consisting of certain Gulf of Mexico shelf oil and natural gas interests in the West Delta 29 field for $21.8 million.

b.	On January 15, 2014, EPL acquired from Nexen Petroleum Offshore U.S.A., Inc. (“Nexen”) 100% working interest of certain shallow-water central Gulf of Mexico shelf oil and natural gas assets for $70.4 million.

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The adjustments reflect the pro forma effects of the Other EPL GOM Transactions as if the transactions had occurred on July 1, 2013, including:

a.	Adjustment to reflect incremental revenues related to the Other EPL GOM Transactions from July 1, 2013 to the date of such transactions.

b.	Adjustment to reflect incremental lease operating and other direct operating expenses related to the Other EPL GOM Transactions from July 1, 2013 to the date of such transactions.

The unaudited revenues less direct operating expenses of each of the Other EPL GOM Transactions listed above was derived from the records of the applicable seller provided to EPL in connection with the acquisitions. The unaudited revenues less direct operating expenses of each of the Other EPL GOM Transactions listed above do not include all items of expense that would be included in full financial statements such as general and administrative expenses. These pro forma adjustments do not purport to represent what EPL’s actual consolidated results of operations would have been if the Other EPL GOM Transactions had occurred on July 1, 2013.

(2)	To eliminate EPL’s exploration costs, impairment expense and gain on sales of assets accounted for under the successful efforts method of accounting to correspond with our full cost method of accounting.

(3)	To adjust depreciation, depletion and amortization (“DD&A”) expense for the EPL Properties and property acquisitions that occurred in the Other EPL GOM Transactions. The Company and EPL combined value of evaluated oil and gas properties plus the combined estimated future development costs were divided by total combined proved reserves to determine a DD&A rate which was multiplied by the pro forma combined production volumes. For the twelve months ended June 30, 2014, we amortized $281 million of EPL’s unevaluated costs to evaluated to conform to our accounting policy. Included in the EPL Properties costs subject to DD&A expense are $603 million of future development costs related to the proved oil and natural gas reserves and $273 million in ARO. Combined production is 23.9 MMBOE for the twelve months ended June 30, 2014.

(4)	To adjust accretion on assumed ARO of $273 million. The EPL ARO at June 30, 2014 was adjusted to current estimated abandonment costs escalated at 3% to the abandonment date and discounted at 9%, which represents our credit adjusted risk-free rate at that date, to conform to EGC’s policy.

(5)	To record interest expense associated with EPL’s 8.25% senior notes due 2018 (the “8.25% Senior Notes”) as adjusted to fair value as a result of the merger by and among Energy XXI Ltd, the Company, Clyde Merger Sub, Inc., a wholly owned subsidiary of the Company ("Merger Sub"), and EPL, pursuant to which Merger Sub was merged with and into EPL with EPL continuing as the surviving corporation.

(6)	To eliminate historical interest expense associated with 8.25% Senior Notes as recorded for the eleven months and three days ended June 3, 2014, including amortization of debt issuance costs

(7)	To amortize debt issuance costs of $11.0 million related to the issuance of $650 million of 6.875% Senior Notes over the life of the notes and to amortize debt issuance costs of $4.5 million related to the additional borrowings under the Company’s revolving credit facility over the life of the facility.

(8)	To record interest expense on the $650 million of 6.875% Senior Notes ($42.1 million for the eleven months and three days ended June 3, 2014) and the interest on the $261 million of additional borrowings under the Company’s revolving credit facility assuming a 2.5% interest rate ($6.1 million for the eleven months and three days ended June 3, 2014). Interest on the Company’s revolving credit facility is a floating rate based on LIBOR plus the estimated applicable margin of 2.25%.

(9)	To record income tax effect of the pro forma adjustments based on the U.S. federal statutory tax rate of 35%.

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